UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.   )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☐	Supplement to Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a‑12

Arcadia Biosciences, Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐	Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
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On June 2, 2021, Arcadia Biosciences, Inc. (the “Company”) convened its 2021 annual meeting of stockholders (“Annual Meeting”).  The Company adjourned the Annual Meeting to allow additional time for the Company to solicit additional votes to establish a quorum and additional time for stockholders to vote on the proposals described in the Company’s notice of meeting and definitive proxy statement filed with the Securities and Exchange Commission (“SEC”) on April 20, 2021 (“Proxy Statement”).  As announced during the Annual Meeting, the Annual Meeting was reconvened at 1:00 p.m. Pacific Time on June 15, 2021.  On June 15, 2021, the Annual Meeting was again adjourned to allow additional time to solicit additional votes to establish a quorum.

The adjourned Annual Meeting will reconvene on June 30, 2021 at 1:00 p.m., Pacific Time.  The adjourned Annual Meeting will be a completely "virtual" meeting of stockholders, and stockholders will be able to listen and participate in the virtual meeting as well as vote and submit questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/RKDA2021.  To participate in the virtual meeting, stockholders will need the control number found on their proxy cards or in the instructions that accompanied their proxy materials.  Only stockholders of record on the record date of April 5, 2021, are entitled to vote.

Important Information

In connection with the solicitation of proxies for the Annual Meeting, the Company filed the Proxy Statement with the SEC.  The Company’s stockholders are strongly advised to read the definitive proxy materials, as supplemented, and any other relevant solicitation materials filed by the Company with the SEC before making any voting decision because these documents contain important information. The Company’s Proxy Statement and any other materials filed by the Company with the SEC can be obtained free of charge at the SEC’s website at www.sec.gov and at www.proxyvote.com.

Engagement of Proxy Solicitor

On June 15, 2021, the Company retained Regan & Associates, Inc. (“Regan”), an independent proxy solicitation firm, to assist in soliciting proxies on the Company’s behalf, which Regan may conduct by mail, telephone, email, other electronic channels of communication or otherwise. The Company has agreed to pay Regan a fee of $15,000 for these services. If stockholders need assistance with casting or changing their vote, they should contact Regan at +1 (212) 587-3005.

Letter to Stockholders

On June 16, 2021, the Company mailed a letter to certain stockholders relating to the Annual Meeting.  A copy of this letter is set forth below.

June 16, 2021

IMPORTANT – PLEASE REVIEW AND VOTE.  YOUR VOTE MATTERS!

Dear Shareholder,

We recently mailed you a package containing the 2020 annual report for Arcadia Biosciences, Inc., and proxy voting material in connection with our upcoming Annual Meeting of Shareholders which has been adjourned until June 30, 2021.

According to our records we have not yet received your vote. A proxy voting card is enclosed for your convenience.

Please take a moment to vote your shares in one of the following ways:

•	Return your proxy in the envelope provided,
•	Vote by telephone following the instructions detailed on your proxy card,
•	Vote by internet following the instructions detailed on your proxy card.

Thank you for your cooperation and support.

Sincerely,

Matt Plavan

President and Chief Executive Officer

Arcadia Biosciences, Inc.